
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Select Futures Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                     130,470,938
<SECURITIES>                                         0
<RECEIVABLES>                                1,290,522<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             142,254,817<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               142,254,817<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (5,255,707)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,532,565
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                           (17,788,272)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                       (17,788,272)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                              (17,788,272)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $464,190 and receivable from
DWR of $826,332.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $10,493,357.
<F3>Liabilities include redemptions payable of $2,753,138, accrued brokerage commissions of $627,474, accrued management fees of $353,571, accrued administrative expenses of $133,331 and accrued transaction fees and costs of $65,717.
<F4>Total revenues includes realized trading revenue of $(2,908,270), net change in unrealized of $(6,934,854) and interest income of $4,587,417.

